EXHIBIT 4.1

                                (Graphic  Omitted)
Number                                                              ______
  __                            SOLANEX MANAGEMENT INC.             SHARES
               Incorporated under the laws of the State of Nevada



           100,000,000  Common  Shares  Authorized,  Par  Value  of  $  0.001

This Certifies that _______________________ is the registered holder of ______ ________ ( _________) Common Shares of the Company, fully paid and non-assessable, and transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.


IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed on this ____ day of _______, ____.



  ___________________________
       President


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     For  Value  Received,  ____________  hereby  sell,  assign  and  transfer unto____________________________________________________________________________
_________________________________________________________________________ Shares
represented by the within Certificate , and do hereby irrevocably constitute and appoint _____________________________________________________________ Attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

     Dated  ____________________________________
     In  presence  of  ___________________________________________

NOTICE:  THE  SIGNATURE  OF  THIS  ASSIGNMENT  MUST  CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.


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